Exhibit 99.2

[Letterhead of Stanley P. Gold]

December 1, 2003

To the Board of Directors of the Walt Disney Company:

It is with regret that I resign effective immediately from the Board of Directors of the Walt Disney Company and second Roy Disney’s call for the removal of Michael Eisner as Chairman and C.E.O. I am proud of my more than 15 years of service and my role in reshaping the Company in 1984 by bringing Frank Wells and Michael Eisner to the Company. I do, however, lament that my efforts over the past three years to implement needed changes has only succeeded in creating an insular Board of Directors serving as a bulwark to shield management from criticism and accountability. At this time, I believe there is little that I can achieve by working from within to refocus the Company. I hope that my resignation will serve as a catalyst for change at Disney.

The most recent evidence of the drive for insularity is reflected in the Governance Committee’s determination that Roy Disney should no longer serve on the Board, ostensibly because Roy had surpassed the expected retirement age established by the Board’s Corporate Governance Guidelines. In fact, these very rules regarding age, by their terms, only apply to non-management directors, not to Roy, who, as the Committee knows, has been deemed a management director. The Committee’s decision and George Mitchell’s defense of it yesterday are clearly disingenuous. The real reason for the Committee’s action is that Roy has become more pointed and vocal in his criticism of Michael Eisner and this Board. This is yet another attempt by this Board to squelch dissent by hiding behind the veil of “good governance.” What a curious result.

Roy has devoted a lifetime to Disney as both an employee and Director. He has served with renewed vigor during these times of malaise, disappointment and instability at the Company, trying to maintain the morale of employees, focusing on the magic that makes Disney special and attacking bonuses to the CEO and increased compensation for Board members while the Company falters and shareholder value erodes. He and his family have a very large financial stake in the Company. Unlike Messrs. Watson and Murphy who have asked to be replaced, Roy has sought even more involvement only to be told that his input in animation will continue to be minimized and that his role as a Director is no longer welcome. This Board has become an enabler to entrenched management and, in so doing, is not effectively discharging its duties to the shareholders. This conduct has resulted in yet another valuable human asset of the Company slipping away. Within the last year this Board will have managed to cull from its ranks Andrea Van de Kamp and now Roy, two of the staunchest critics of Michael Eisner and the Company’s poor performance. I cannot sit idly by as this Board continues to ignore and disenfranchise those who raise questions about the performance of management.

As this Board knows, during my tenure I have tried to be an active, engaged Director. I believe a board should not merely rubber stamp decisions of senior management. I decided in August of 2002 that it was not enough just to express my views in the limited time set aside for our infrequent Board meetings. I therefore began a series of written communications to the Board regarding the Company, its management and the Board. I wrote to express my disagreement and growing concern with management, its policies and the effectiveness of the Board. I focused on the failed initiatives of the Company over the past five or six years and admonished the Board for not actively engaging in serious discussions regarding the Company’s flawed plans and management’s unmet projections and unfulfilled promises. In particular, I have urged the Board to concentrate on the Company’s “poor performance, lack of credibility and accountability and poor capital allocation.” In an effort to get Directors to seriously assess management’s 5-year strategic plan (a plan that is only discussed with this Board, but not submitted for Board approval), I wrote to the Board to detail the Company’s unsatisfactory financial performance for the past several years and to suggest a process, a so-called Diagnostic Review, designed to give the non-management directors the tools necessary to evaluate performance and establish a comprehensive framework and baseline from which the Board could be active partners in developing plans to maximize the value of Disney’s existing assets and businesses. That approach was opposed by management and then, not surprisingly, rejected by the Board. The Board and its Chairman even criticized me for putting on paper these serious questions about fundamental matters.

I believe the Board’s adoption of its Corporate Governance Guidelines was yet another example of this Board’s commitment to image over substance. Among other things, those Guidelines were carefully crafted to stifle dissent while allowing those supportive of senior management to continue business as usual. This was apparent when the Board applied its Guidelines to conclude that I was not “independent” despite the fact that I frequently challenged management at Board meetings and criticized both the Board’s and the Company’s performance. That decision was initially based on my daughter’s employment in a non-executive position at Disney and, then, after that reason became insufficient under the new NYSE Governance Guidelines, because of my association with Roy. This resulted in my further isolation as I was no longer permitted to serve on the Governance and Nominating Committee or the Compensation Committee. On the other hand, John Bryson was deemed “independent” and appointed Chairman of the Nominating and Governance Committee despite the fact that his wife is an executive officer at Lifetime Entertainment Television, a 50% owned subsidiary of Disney, where she earned in excess of $1 million in total compensation in fiscal 2001. In addition, Senator Mitchell was appointed Presiding Director, despite having been recently employed as a Company consultant and notwithstanding that the law firm of which he was chairman received in excess of $1 million for legal services on behalf of the Company in fiscal 2001.

At the time the Company’s new Corporate Governance Guidelines were being considered, I also urged the Board to separate the positions of Chairman of the Board and CEO. This separation would empower the Board and help establish its independence and oversight role. Not only did the Board reject that initiative, the Board failed to give the newly established Presiding Director any real substantive powers.

Continuing through March of this year I wrote to express my concerns regarding the financial performance of the Company and the repeated failures of management to achieve its forecasts. I urged this Board to feel a sense of urgency in dealing with the issues of leadership, performance, operations and accountability. Those efforts failed. Instead, Mr. Eisner was awarded a bonus of $5 million in Disney shares by the Compensation Committee despite objections by Roy and me. I believe that bonuses for senior management must be tied to performance; by that measure, no bonus was warranted.

In a similar vein, I recently wrote to express my objection to the Compensation and Governance Committee’s joint recommendation that fees paid to Disney Directors be increased dramatically, that stock grants to Directors be substituted for options (and thereby render meaningless the requirement that Directors own $100,000 in Disney shares) and that greater compensation be paid to the Presiding Director. Raises for the Disney Directors at this time are inappropriate based on my assessment of the Company’s performance. I objected to the increase for the Presiding Director on the grounds that it did not reflect a reasonable payment for the only slightly increased duties. Finally, I could not make sense of a share ownership requirement for Directors that would be satisfied by a direct issuance from the Company at the same time Directors’ cash compensation was being increased.

It is clear to me that this Board is unwilling to tackle the difficult issues I believe this Company continues to face—management failures and accountability for those failures, operational deficiencies, imprudent capital allocations, the cannibalization of certain Company icons for short-term gain, the enormous loss of creative talent over the last years, the absence of succession planning and the lack of strategic focus. Instead, the Board seems determined to devote its time and energies to adopting policies that focus not on substance, but on process and, in reality, only serve to muzzle and isolate those Directors who recognize that their role is to be active participants in shaping the Company and planning for executive succession. Further, this Board isolates those Directors who believe that Michael Eisner (when measured by the dismal results over the last 7 years) is not up to the challenge. Perhaps acting independently, from outside the Boardroom, not hamstrung by a recently enacted Board policy barring Board members from communicating with shareholders and the media, I can have greater success in shaping the policies, practices and operations of Disney than I had as a member of the Board.

In accordance with Item 6 of Form 8-K and Item 7 of Schedule 14A, I request that you disclose this letter and that you file a copy of this letter as an exhibit to a Company Form 8-K.

Very truly yours,

/s/ Stanley P. Gold